Exhibit 10.38

GE Capital Fleet Services	Master Lease Agreement

This Master Lease Agreement (the “Agreement”) is entered into by and between Gelco Corporation, a Delaware corporation, doing business as GE Capital Fleet Services (“GECFS”), and the undersigned (the “Customer”). If more than one party executes this Agreement as Customer, each shall be jointly and severally liable hereunder.

1. Lease; Disclaimer. GECFS hereby agrees to lease to Customer and Customer hereby agrees to lease from GECFS certain Vehicles for use in its business. Customer shall order a Vehicle for lease by placing a noncancelable Vehicle Order. Customer’s Vehicle Order shall authorize GECFS to purchase such Vehicle subject to the then current warranty of the manufacturer. GECFS hereby assigns the manufacturer’s warranty to Customer for the Lease Term. CUSTOMER AGREES THAT GECFS IS NOT THE MANUFACTURER, DESIGNER OR DISTRIBUTOR OF THE VEHICLES AND THAT EACH VEHICLE (INCLUDING ANY SPECIFIED MODIFICATION) ORDERED IS OF A DESIGN SELECTED BY CUSTOMER AND SUITABLE FOR ITS PURPOSES. GECFS MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY VEHICLE INCLUDING, BUT NOT LIMITED TO: THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF A VEHICLE; THE DESIGN, QUALITY OR CAPACITY OF A VEHICLE; OR COMPLIANCE OF A VEHICLE WITH APPLICABLE LAW.

2. Delivery. GECFS shall arrange for delivery to Customer or to a location convenient to Customer’s driver. Customer shall take delivery within 3 business days of notice that the Vehicle is available. If Customer fails to do so, GECFS may, for purposes of beginning rental charges, treat such 3rd business day as the date of acceptance. Customer shall inspect a Vehicle at the location of delivery for conformity to the Vehicle Order. Customer’s removal of the Vehicle from such location shall constitute acceptance of the Vehicle. If Customer requests that GECFS, prior to delivery to Customer, deliver one or more Vehicles to an upfitter, body company, installer or other third party and/or obtain certain equipment or parts from a specific vendor (each, a “Vendor”), then Customer assumes all risks of doing business with Vendor; including without limitation, the Vendor’s creditworthiness. Customer agrees that its obligation to pay rent and other amounts with respect to such Vehicle shall be unconditional and that Customer shall not be entitled to any reduction of, or setoff against, such amounts (provided, however that any such payment shall not prejudice Customer’s right to claim adjustment or reimbursement).

3. Term of Agreement. This Agreement shall commence on the Effective Date, and continue until canceled or terminated by either party upon 60 days’ written notice to the other. Notwithstanding termination, this Agreement shall remain in effect with respect to each Vehicle then leased and each Vehicle Order processed by GECFS until all terms and conditions of this Agreement are satisfied.

4. Lease Term. The noncancelable minimum Lease Term for each Vehicle is 367 days beginning upon Customer’s acceptance. Thereafter, the Lease Term may be renewed monthly for the lesser of the Maximum Lease Term (autos: 50 months; light trucks: 72 months and medium and heavy trucks: 96 months) or the amortization term set in the respective Vehicle Order.

5. Operation. Customer shall operate the Vehicles in the United States and in accordance with applicable federal, state and local law governing Vehicle use, operation, maintenance or alteration. Customer agrees to repair the Vehicles and to maintain them in safe and good mechanical condition. All additions to a Vehicle become the property GECFS and shall be surrendered with the Vehicle. NO VEHICLES MAY BE USED TO TRANSPORT PERSONS FOR HIRE OR HAZARDOUS SUBSTANCES.

6. Net Lease. Customer agrees to pay all costs, expenses, fees, charges, fines, and taxes incurred in connection with the Vehicle’s titling, registration, delivery, purchase, sale, rental, modification, and arising from the operation or use of the Vehicle during its Lease Term. If GECFS pays any of the foregoing amounts, Customer shall promptly reimburse GECFS and pay GECFS’ then current administrative charge.

7. Rental Charges. Customer will pay rental for the Vehicles in accordance with the Rate Schedule or a Vehicle Order mutually agreed by the parties, as well as any other rental charges provided for in this Agreement. Rental payment obligations shall begin on the first day of the calendar month following acceptance. Customer agrees that, from the time of acceptance of the Vehicle by Customer to the time when such rental charges are payable, Customer will pay interim rental in an amount equal to the monthly rental charge pro-rated on a daily basis based on the actual number of days in the month. Rental payment obligations end on the last day of the month prior to sale. Customer agrees to pay interim rental for the month of sale until the date of sale in an amount equal to the monthly rental charge pro-rated on a daily basis based on the actual number of days in the month. If a Vehicle Order specifies a Vehicle requiring modifications, such that it is necessary or desirable for GECFS to pay for an incomplete Vehicle or its components,

GECFS shall charge Customer, as additional rental, interim financing at the rate agreed upon at time of order.

8. Payment Terms. Time is of the essence. All charges are due and payable within 10 days of the date of the invoice. In the event payments are received 20 days or more after the due date, late payments will be charged in the amount of the lesser of 1% or the highest legal interest rate, per month or fraction thereof. It is the intent of GECFS that it not receive directly or indirectly any amount in excess of that amount which may be legally paid. Any excess charges will be credited to Customer or, upon request of Customer, refunded. Customer agrees to carefully review each invoice or other statement provided by GECFS. If Customer identifies a billing error, Customer will advise GECFS promptly and in such event, GECFS’ sole liability and Customer’s exclusive remedy shall be appropriate adjustments in Customer’s account. All charges are based upon GECFS’ standard operating routines, existing business policy and computer systems capabilities.

9. Surrender of Vehicles. At the end of the minimum Lease Term, Customer may, and at the end of the Lease Term, Customer shall, upon reasonable written notice to GECFS, deliver the Vehicle to GECFS at a mutually agreed location. Prior to surrender of Vehicles, Customer may solicit offers payable in certified funds from prospective purchasers on an “as is, where is” basis, without warranty by or recourse to GECFS; provided, that Customer will not continue to use any such Vehicle after its sale. Upon surrender or, if not surrendered, at final disposition, the Vehicle shall be in good, safe and lawful operating condition. Surrender of the Vehicle shall not be effective until GECFS has actual physical possession of the Vehicle and has received all license plates, registration certificates, documents of title, odometer and damage disclosures and other documentation necessary for the sale of the Vehicle. If, upon Customer request, GECFS accepts an offer to purchase a Vehicle from a Customer or a purchaser identified by Customer and GECFS does not take actual physical possession of the Vehicle, neither surrender nor sale shall be deemed to occur until GECFS delivers the certificate of title and receives payment. Any personal property in a Vehicle upon surrender shall be deemed abandoned and may be disposed of by GECFS without liability.

10. Sale of Vehicles. GECFS shall solicit from prospective purchaser wholesale cash bids for Vehicles. Such Vehicles shall be sold in a commercially reasonable manner. From the sales proceeds of any Vehicle sold under this Agreement (including Customer or third party owned vehicles), GECFS shall deduct all direct sales expenses paid or incurred by GECFS as well as GECFS’ then current sale fee, the balance remaining to constitute the Net Proceeds which shall be payable to GECFS. If GECFS sells any vehicle owned by Customer or a third party, Customer agrees that the sale of such vehicle shall be subject to the indemnity herein.

11. Terminal Rental Adjustment. As an incentive to the Customer to maintain the value of the Vehicle by good maintenance, repair and careful use during its Lease Term, the parties agree that the enhancement or reduction in value shall be compensated as follows:

a. Refund of Rental. If the Net Proceeds exceed the Book Value (as to each Vehicle, its Capitalized Cost as defined in the Vehicle Order or Rate Schedule, reduced by appropriate amortization), GECFS shall retain an amount equal to the Book Value, and remit the excess to Customer as a refund of rental.

b. Rental Charge. If the Net Proceeds are less than the Book Value, but equal to or greater than the Guaranteed Residual (at the end of the minimum Lease Term: 20% of the Capitalized Cost; thereafter, 20% of the Book Value as of the end of the prior month), Customer shall pay GECFS, the amount of the difference between the Net Proceeds and the Book Value. If the Net Proceeds are less than the Guaranteed Residual, Customer shall pay GECFS, the amount of the difference between the Guaranteed Residual and the Book Value.

c. Level Payment. In addition to the foregoing, if the rental is levelized over the Lease Term set forth in the Vehicle Order or over another agreed period, and Customer terminates the lease of a Vehicle prior to the expiration of such levelized period, Customer agrees to pay GECFS the difference between the actual averaged interest billed and simple interest.

12. Insurance. Customer shall maintain the following coverages during the Lease Term of each Vehicle with an insurance company acceptable to GECFS and deliver to GECFS a certificate thereof:

a. Automobile liability insurance naming GECFS as an Additional Insured with limits of coverage as GECFS may require, but in no event less than $1 million combined single limit per occurrence ($5 million for Vehicles capable of transporting more than 8 passengers). No self-insured retention or deductible is permissible.

b. Comprehensive and collision insurance naming GECFS as Loss Payee with coverage for the actual cash value of each Vehicle and subject to a deductible no greater than $1,000. Customer shall bear all risk of loss, damage or destruction to the Vehicle (which may exceed actual cash value), however caused, from the time of acceptance until surrender to GECFS.

c. Conditions All insurance policies shall provide 30 days’ prior written notice to GECFS of any cancellation or reduction in coverage. Customer authorizes GECFS to endorse Customer’s name to insurance checks related to the Vehicles.

13. INDEMNITY. CUSTOMER WILL INDEMNIFY AND DEFEND GECFS (INCLUDING ANY OF ITS AFFILIATES) AGAINST ANY LOSS, LIABILITY OR CLAIM DIRECTLY OR INDIRECTLY RELATING TO THE LEASE, USE, MAINTENANCE, CONDITION (INCLUDING BUT NOT LIMITED TO, PATENT OR LATENT DEFECTS WHETHER OR NOT DISCOVERABLE, PRODUCT LIABILITY CLAIMS OR THE CONDITION OF THE VEHICLE AT SURRENDER) OR SURRENDER OF ANY VEHICLE BETWEEN THE TIME OF DELIVERY TO CUSTOMER AND THE TIME OF SURRENDER. IF GECFS SELLS ANY VEHICLE TO CUSTOMER, ANY OF ITS EMPLOYEES OR A PURCHASER FROM WHOM CUSTOMER OBTAINS AN OFFER, CUSTOMER’S COVENANTS OF INDEMNITY WITH RESPECT TO SUCH VEHICLE SHALL CONTINUE. THIS INDEMNITY IS ABSOLUTE AND UNCONDITIONAL AND INCLUDES CLAIMS OF NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY, BUT DOES NOT EXTEND TO CLAIMS OR LIABILITY ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF GECFS, ITS AGENTS OR EMPLOYEES. THIS INDEMNITY SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

14. NATURE OF AGREEMENT. THE PARTIES INTEND THE LEASE OF VEHICLES HEREUNDER TO BE A TRUE LEASE PURSUANT TO MINNESOTA STATUTES §168A.17 SUBD. 1A. Customer has no right, title or interest in and to any Vehicle leased hereunder except as lessee, and Customer has no option to purchase any Vehicle. GECFS has the right to mark the Vehicle at any time stating its interest as owner and to receive and retain compensation related to the Vehicles and other goods and services purchased hereunder from manufacturers, suppliers and vendors. GECFS has the right, in the event of default by Customer, to enter upon any premises under control of Customer to take possession of any Vehicle. Without prejudice to the intention of the parties that this Agreement be a lease, Customer hereby grants GECFS a security interest in the Vehicles and all proceeds, accessions, documents, instruments, accounts, chattel paper, equipment and general intangibles related thereto to secure all obligations of Customer to GECFS under this or any other agreement. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement.

15. Financial Information. The creditworthiness of Customer and any guarantor is a material condition to this Agreement. Customer shall provide GECFS with financial information reasonably requested by and satisfactory to GECFS each year of this Agreement. Customer’s financial information will be filed with the Securities and Exchange Commission as required by applicable securities law. Nothing herein shall be construed to required GECFS to accept any Vehicle Order.

16. DEFAULT; REMEDIES. If Customer shall fail to make the payments or maintain insurance coverage as herein required or after 10 days’ written notice shall fail to perform any of its other covenants under this Agreement, or Customer or any guarantor shall (i) make an assignment for the benefit of creditors, or suffer a receiver or trustee to be appointed, or file or suffer to be filed any petition under any bankruptcy or insolvency law of any jurisdiction; or (ii) discontinue business; or (iii) cease its corporate or partnership existence or die; or (iv) be in default under any other agreement it may have with GECFS or any parent, subsidiary or affiliate of GECFS; or (v) suffer a material adverse change in operating or financial condition which impairs Customer’s ability to perform its obligations hereunder or GECFS’ title to or rights in the Vehicles; or (vi) make any representation or warranty herein, or in any document delivered to GECFS in connection herewith, which shall prove to be false or misleading in any material respect; then in such event Customer shall be in default under this Agreement. A default under the terms of this Agreement shall constitute a default under any other agreement Customer has with GECFS, or any parent, subsidiary or affiliate of GECFS. In the event of default by Customer, GECFS shall have the right to recover all costs of enforcement of its rights hereunder including reasonable attorneys’ fees and to offset any amounts due to Customer against amounts due to GECFS. GECFS shall retain all rights and remedies available at law or in equity; all such rights and remedies to be cumulative and not exclusive.

17. Limitation of Damages. EXCEPT WITH RESPECT TO CUSTOMER’S OBLIGATIONS OF INDEMNITY HEREUNDER, EACH PARTY AGREES THAT: ITS SOLE AND EXCLUSIVE REMEDY FOR ANY MATTER OR CAUSE OF ACTION RELATED DIRECTLY OR INDIRECTLY TO ANY CLAIM RELATED TO THE SUBJECT MATTER HEREOF BY THE OTHER PARTY TO THIS AGREEMENT SHALL BE A CONTRACT ACTION; DAMAGES SHALL BE LIMITED TO ACTUAL AND DIRECT DAMAGES INCURRED; AND NO INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES WILL BE CLAIMED.

18. Assignments. CUSTOMER SHALL NOT ASSIGN, SUBLET, LIEN, ENCUMBER OR TRANSFER ANY INTEREST IN ANY OF THE VEHICLES LEASE HEREUNDER OR ANY

INTEREST IN THIS AGREEMENT TO ANY PARTY WITHOUT THE WRITTEN CONSENT OF GECFS. ANY SUCH CONSENT BY GECFS SHALL NOT RELIEVE CUSTOMER OF ITS OBLIGATIONS AND LIABILITIES. GECFS may assign all or any part of its rights, title and interest in this Agreement of the Vehicles, including all receivables, provided that any such assignment does not relieve GECFS of any of its obligations hereunder.

19. Related Entities. In the event that Customer permits any Vehicles subject to this Agreement to be used or operated by any present or future subsidiary, parent or affiliate of Customer (each a “Related Entity”), Customer agrees that notwithstanding: (a) use or operation by a Related Entity; (b) any direction by Customer to GECFS to invoice a Related Entity; and (c) any payment made by a Related Entity with respect to any Vehicle, all such Vehicles shall at all times remain subject to the terms and conditions of this Agreement and Customer shall at all times remain liable for all of the duties and obligations (for payment or otherwise) under this Agreement. Any use or operation by a Related Entity of any Vehicle shall not, in any way, constitute a sale, assignment or transfer, sublease or other disposition of such Vehicle, or any interest therein, or of any rights granted to or obligations of Customer under this Agreement.

20. WAIVER OF JURY TRIAL. BOTH PARTIES TO THIS AGREEMENT HEREBY WAIVE ANY AND ALL RIGHT TO ANY TRIAL BY JURY IN ANY ACTION OR PROCEEDINGS DIRECTLY OR INDIRECTLY HEREUNDER.

21. GOVERNING LAW. THIS AGREEMENT SHALL NOT BE EFFECTIVE UNTIL SIGNED BY GECFS IN MINNESOTA, AND SHALL, UPON SUCH EXECUTION, BE DEEMED EFFECTIVE AS OF THE EFFECTIVE DATE. THE LAWS OF THE STATE OF MINNESOTA SHALL GOVERN ALL QUESTIONS OR DISPUTES RELATING TO THE VALIDITY, INTERPRETATION, PERFORMANCE, ENFORCEMENT, OR EFFECT OF THIS AGREEMENT, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

22. Odometer Disclosure. Federal law (and State law, if applicable) requires that Customer as lessee disclose, and Customer shall disclose, the mileage of each Vehicle to GECFS in connection with the transfer of ownership of the Vehicle. Failure to complete an odometer disclosure statement or making a false statement may result in fines and/or imprisonment. CUSTOMER AGREES TO PAY A FOLLOW-UP FEE IF CUSTOMER FAILS TO PROVIDE AN ODOMETER OR REQUIRED DAMAGE DISCLOSURE STATEMENT AT SURRENDER.

23. RapidTag. GECFS shall, as permitted by law, assist in the renewal of registration of Vehicles that are passenger vehicles and trucks with standard commercial plates provided that such trucks do not exceed 26,000 GVW or have IRP plates. Customer remains responsible for the payment of all costs, including, without limitation, registration fees, taxes and out of pocket costs and for the satisfaction of all preconditions of renewal as established by law or as required by GECFS for administration of this program (“Preconditions”). GECFS will mail the notices below to Customer at the times specified and Customer will follow the instructions and satisfy the requirements by the due dates established in each such notice.

Notice	Days Before Expiration	Requirements of Customer
Approval Report	75 to 90	Correct or update information and vehicle status/remove vehicles not to be renewed
Renewal Requirement Letters	45 to 60	Provide GECFS with proof of satisfaction of Preconditions
Renewal Status Report	at least 25	Either renew registration without GECFS assistance or provide GECFS with proof of satisfaction of Preconditions and pay a late compliance fee of $30 per Vehicle

GECFS will use its best efforts a) to renew all Vehicles (not removed from RapidTag on the Vehicles for Renewal Notice) for which Customer provides proof of satisfaction of Preconditions by the due date and b) to provide Customer with proof thereof prior to expiration of Vehicle registration. Customer’s failure to satisfy all Preconditions, delay or error by a state in processing, or other events beyond GECFS’ control may result in expiration prior to renewal. If Customer satisfies all Preconditions (including adherence to due dates) and renewal is delayed due to causes within the GECFS’ control, GECFS shall pay directly, or reimburse Customer for, documented costs of tickets, penalties or late registration fees resulting from the delay in registration. IN NO EVENT SHALL GECFS REIMBURSE CUSTOMER FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, DRIVER DOWNTIME). At Customer’s written request, GECFS will provide RapidTag services for Customer-owned vehicles for $40.00 or for vehicles leased from GECFS under a different agreement at a fee mutually agreed by the parties. At any time after the Effective Date of this Agreement, GECFS may, upon 30 days’ written notice, revise these fees. Customer hereby authorizes GECFS, by any employee or agent of GECFS’ designation, to act on Customer’s behalf as Customer’s attorney-in-fact, and to sign, execute, transfer, file and deliver in the name of Customer any documents or materials reasonably necessary to effectuate the terms of this RapidTag program.

24. National Account and/or Electronic Fuel Cards. If elected below, or upon Customer’s written request, GECFS shall provide the use of purchase instruments (“Driver Guides” for the National Account Program and “Cards” for Electronic Fuel Card program, collectively referred to as “Purchase Instruments”) for scheduled and/or unscheduled maintenance or fuel for any vehicles designated by Customer whether or not such vehicles are leased. Driver Guides may be used to purchase vehicle-related services or products from the stores, dealer and vendors with which GECFS maintains National Account Agreements and Cards may be used at the locations of oil companies with which GECFS’ third party provider has agreements. GECFS shall pay these National Account Vendors and/or GECFS’ third party provider on behalf of Customer for all purchases charged through the Purchase Instruments and issue to Customer a detailed monthly invoice for the charges paid during the month preceding the invoice. Customer agrees to use only authorized National Account Vendors and to cease use of any vendor deleted from GECFS’ approved list. If a purchase is charged at a vendor that is not an authorized National Account Vendor, Customer shall pay GECFS’ then standard fee for transactions with nonparticipating vendors. Customer agrees to pay the amount of GECFS’ monthly invoice and, if fuel Cards are elected, a fee of $2.00 per Card per month. Customer agrees that a) the minimum number of Driver Guides and/or Cards requested shall be 10 for each program, b) the Purchase Instruments remain the property of GECFS, and c) CUSTOMER ASSUMES FULL RESPONSIBILITY FOR ALL PURCHASES MADE BY ANY BEARER OF A PURCHASE INSTRUMENT ISSUED IN THE NAME OF CUSTOMER, OR ITS AFFILIATED COMPANIES WHETHER OR NOT THE USE OF THE PURCHASE INSTRUMENT WAS AUTHORIZED OR EXCEEDS ANY LIMITS OR CONDITIONS ON THE PURCHASE INSTRUMENT, d) CUSTOMER AGREES THAT GECFS’ DISCLAIMER OF WARRANTIES IN THIS AGREEMENT IS EXTENDED TO ALL THE GOODS AND SERVICES PURCHASED UNDER THIS AGREEMENT AND THAT CUSTOMER’S INDEMNITY OBLIGATION IS EXTENDED TO ANY CLAIM OR LOSS RELATED TO SUCH GOODS OR SERVICES. Cards are issued with PIN numbers to provide additional security and CUSTOMER’S RESPONSIBILITY FOR A LOST OR STOLEN Card WILL CEASE UPON RECEIPT OF NOTICE BY GECFS. Customer shall provide GECFS with notice of unauthorized use, loss or theft of the Cards or of Customer’s desire to terminate a Card for any other reason by calling GECFS at 1-800-944-3555 or pursuant to the instructions furnished by GECFS to Customer in writing from time to time.

25. Prior Agreements. Except for Vehicles subject to closed-end lease agreements, all Vehicles leased from GECFS shall, as of the Effective Date of this Agreement, be subject to the terms and conditions of this Agreement except with respect to monthly rental charges which shall continue to be determined in accordance with the lease agreement in effect at the time that the Vehicle was originally leased.

26. Lease Integration. This Agreement, together with each Rate Schedule and Vehicle Order, constitutes a single, unitary, non-severable lease agreement for all Vehicles governed by this Agreement and each Rate Schedule and Vehicle Order. Any reporting or billing in connection with this Agreement that separately identifies or accounts for individual Vehicles is done for accounting or administrative purposes only and does not alter or affect the intention of GECFS and Customer that this Agreement, together with each Rate Schedule and Vehicle Order, is a single, unitary, non-severable lease agreement for all Vehicles.

27. Modifications. This Agreement, its Exhibits, Rate Schedules, Vehicle Orders, and amendments contain the entire understanding of the parties and merge all oral understandings. Purchase orders relating to Vehicles may be issued by Customer for administrative convenience, but are subject to the terms and conditions of this Agreement and shall not amend or supplement it. Any modifications, changes, or amendments may be made only in a writing duly signed by Customer and GECFS. Failure of either party to enforce any right granted herein shall not be deemed a waiver of such right.

IMPORTANT! PLEASE INITIAL BELOW:

GECFS Initials   LS     CUSTOMER INITIALS   TRS

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized representatives.

INSPIRE PHARMACEUTICALS, INC. (Customer)

By:	/s/ Thomas R. Staab, II

Title:	CFO

(President, Vice President or Treasurer (or please provide certificate of authority))

Address:     4222 Emperor Blvd. Ste 470

  Durham, NC 27709

Street Address, City, State and Zip if different from

above:

IMPORTANT – Please check appropriate boxes:

RapidTag:	☐ If you DO NOT WANT TO USE

National Account:	☒ If you WANT TO USE

Fuel Cards:	☒ If you WANT TO USE

Billing Address if Different than above:

GE CAPITAL FLEET SERVICES (GECFS)

By:	/s/ Lynn Schaefer

Title:	Authorized Signatory
Address:	Three Capital Drive, Eden Prairie, MN 55344

EFFECTIVE DATE:         November 18, 2003

CONTACT

Name:    Roger Francis

Title:    Sr. Director, Finance

Phone: (919) 941-9777

FAX: (919) 941-9797

FLEET IDENTIFICATION NUMBERS

Chrysler
5 digit – numeric

GM	FCL GMFAN#968253
(see attached GM Document)

Ford	NR017 Option Code 56A
(see attached Ford Document)

UPFITTING: Do you expect to order Vehicles requiring upfitting?

☐  No    ☐  Yes

State Sales Tax Exemption Claimed:    ☐  No    ☐   Yes If

yes, attach exemption certificates for applicable

states

Fiscal Year End:         12-31

Form 4/01 2/2003

GE Capital

Fleet Services

Master Lease Agreement

Business Use Certification

1.	Customer certifies under penalty of perjury that it intends the Vehicles leased pursuant to this Agreement to be used more than 50% in the trade or business of Customer; and

2.	Customer has been advised that GECFS and not Customer will be treated as the owner of the Vehicles for Federal Income Tax purposes.

INSPIRE PHARMACEUTICALS, INC. (Customer)

By:	/s/ Thomas R. Staab, II

Title:	CFO
(President, Vice President or Treasurer (or please provide certificate of authority)

7

GE Capital

Fleet Services

Effective Date: November 18, 2003	Master Lease Agreement
Rate Schedule

Capitalized Cost: (i) Manufacturer’s invoice price of the Vehicle plus dealer charges, if any: (ii) invoice price of any additions pursuant to Customer’s request; (iii) applicable sales and acquisition taxes calculated on the foregoing (actual tax paid may be less due to credits taken by GECFS); and (iv) a markup as set forth below. Adjustments which occur after GECFS’ payment for the Vehicle may be credited or billed to Customer.

Type of Vehicle	Markup or Markdown Adjustment
Factory Orders: Domestic Cars & Lt. Trucks except those below	Less $200
Stock & Direct Purchases, Saturns and Foreign Vehicles	Plus 2% of Capitalized Cost before Markup

Monthly Rental is the sum of:

Amortization: The rate selected by Customer in the Vehicle Order from the range of rates below or as accepted by GECFS multiplied by the Capitalized Cost:

Vehicle Type	Months	Rate
Cars & Lt. Trucks	36	2.7778%

Management Fee: The applicable rate set forth below multiplied by the Capitalized Cost; and

Interest: If fixed: averaged over the Levelized Period, computed by multiplying the average unamortized Book Value by the Index Rate plus the Adder divided by 12. Upon disposition of a Vehicle, Customer shall pay deficit interest equal to the difference, if any, between actual simple interest and the averaged interest billed. If float: computed by multiplying the unamortized Book Value by the Index Rate plus the Adder divided by 12.

Treasury Note Rate: the yield in the “Treasury Notes, Bonds and Bills” column of The Wall Street Journal as in effect on the 15th day of the month preceding the date of delivery, for the current Treasury Notes maturing in the years specified below. The rate shall be the yield which most closely approximates par for the appropriate maturity.

Commercial Paper Rate: the yield for 30-day high-grade unsecured notes sold through dealers by major corporations as listed in the “Money Rates” column of The Wall Street Journal as in effect on the 15th day of the month preceding rental billing, discounted to maturity, divided by 360 and multiplied by 365, plus an additional 15.5 basis points for Issuance costs, brokers’ fees, and other administrative costs.

Vehicle Type	Fixed or Float	Levelized Period	Index Rates	Adder	Management Fee
Cars & Lt. Trucks	Fixed	Over Term	2 Yr. Treasury Notes	100 basis points	.075%

Interim Financing: charged at the Prime Rate plus one percent of the period(s) beginning with each advance of funds for an uncompleted Vehicle and ending on the day preceding the first monthly rental billing for the Vehicle. Prime Rate: the rate quoted as the prime rate in the “Money Rates” column of The Wall Street Journal as in effect on the date of each advance, divided by 360 and multiplied by 365.

Sale Fee for Leased Vehicles sold at wholesale auction or to a dealer: $75.00

Deductible Permitted on Comprehensive and Collision Insurance: $1,000

Nothing in the Master Lease Agreement or this Rate Schedule shall be construed to require GECFS to accept any Vehicle Order.

Inspire Pharmaceuticals, Inc. (Customer)		GE Capital Fleet Services

By:	/s/ Thomas R. Staab, II	By:	/s/ Lynn Schaefer

Title:	CFO	Title:	Authorized Signatory Form 10/99
(President, Vice President, Treasurer, or provide certificate of authority)

GE Capital

Fleet Services

Effective Date: November 18, 2003	Master Lease Agreement
Rate Schedule

Capitalized Cost: (i) Manufacturer’s invoice price of the Vehicle plus dealer charges, if any: (ii) invoice price of any additions pursuant to Customer’s request; (iii) applicable sales and acquisition taxes calculated on the foregoing (actual tax paid may be less due to credits taken by GECFS); and (iv) a markup as set forth below. Adjustments which occur after GECFS’ payment for the Vehicle may be credited or billed to Customer.

Type of Vehicle	Markup or Markdown Adjustment
Factory Orders: Domestic Cars & Lt. Trucks except those below	Less $200
Stock & Direct Purchases, Saturns and Foreign Vehicles	Plus 2% of Capitalized Cost before Markup

Monthly Rental is the sum of:

Amortization: The rate selected by Customer in the Vehicle Order from the range of rates below or as accepted by GECFS multiplied by the Capitalized Cost:

Vehicle Type	Months	Rate
Cars & Lt. Trucks	48	2.0833%

Management Fee: The applicable rate set forth below multiplied by the Capitalized Cost; and

Interest: If fixed: averaged over the Levelized Period, computed by multiplying the average unamortized Book Value by the Index Rate plus the Adder divided by 12. Upon disposition of a Vehicle, Customer shall pay deficit interest equal to the difference, if any, between actual simple interest and the averaged interest billed. If float: computed by multiplying the unamortized Book Value by the Index Rate plus the Adder divided by 12.

Treasury Note Rate: the yield in the “Treasury Notes, Bonds and Bills” column of The Wall Street Journal as in effect on the 15th day of the month preceding the date of delivery, for the current Treasury Notes maturing in the years specified below. The rate shall be the yield which most closely approximates par for the appropriate maturity.

Commercial Paper Rate: the yield for 30-day high-grade unsecured notes sold through dealers by major corporations as listed in the “Money Rates” column of The Wall Street Journal as in effect on the 15th day of the month preceding rental billing, discounted to maturity, divided by 360 and multiplied by 365, plus an additional 15.5 basis points for Issuance costs, brokers’ fees, and other administrative costs.

Vehicle Type	Fixed or Float	Levelized Period	Index Rates	Adder	Management Fee
Cars & Lt. Trucks	Fixed	Over Term	2 Yr. Treasury Notes	200 basis points	.075%

Interim Financing: charged at the Prime Rate plus one percent of the period(s) beginning with each advance of funds for an uncompleted Vehicle and ending on the day preceding the first monthly rental billing for the Vehicle. Prime Rate: the rate quoted as the prime rate in the “Money Rates” column of The Wall Street Journal as in effect on the date of each advance, divided by 360 and multiplied by 365.

Sale Fee for Leased Vehicles sold at wholesale auction or to a dealer: $75.00

Deductible Permitted on Comprehensive and Collision Insurance: $1,000

Nothing in the Master Lease Agreement or this Rate Schedule shall be construed to require GECFS to accept any Vehicle Order.

Inspire Pharmaceuticals, Inc. (Customer)		GE Capital Fleet Services

By:	/s/ Thomas R. Staab, II	By:	/s/ Lynn Schaefer

Title:	CFO	Title:	Authorized Signatory Form 10/99
(President, Vice President, Treasurer, or provide certificate of authority)

GE Capital Fleet Services	Maintenance Management Agreement

This Maintenance Management Agreement is entered into by and between Gelco Corporation, a Delaware corporation, doing business as GE Capital Fleet Services (“GECFS”), and the undersigned (“Customer”).

GECFS provides a program to minimize Customer’s vehicle operating costs, driver downtime and administrative cost associated with the payment of multiple suppliers.

Customer’s use of National Account vendors is a key component of cost reduction and quality provided in this program; and Customer desires to utilize this program to control such costs;

The parties agree to perform according to the following terms and conditions;

1. GECFS shall provide to Customer:

A. A Maintenance Management program through the issuance of a Driver Guide (“Driver Guide”) for each Vehicle enrolled.

B. Written or telephonic purchase order control for Vehicle related purchases and mechanical charges 1) in excess of an amount mutually agreed in writing by the parties or 2) not specified in the Driver Guide as Recommended Scheduled Maintenance.

C. If requested, assistance in obtaining a temporary rental vehicle in accordance with mutually agreed parameters. Temporary rentals, if any, shall be in the name of Customer with billing directly to GECFS.

D. The ability to obtain certain routine mechanical services and to purchase through vendors participating in GECFS’ National Account program as set forth in the Driver Guide (“National Account Vendors”).

E. Review of service and repair invoices billed to GECFS for proper authorization.

F. A single monthly invoice for all purchases, mechanical services and temporary rentals procured hereunder.

G. Reports selected by Customer from the then current standard report options.

II. Customer Shall:

A. Designate the Vehicles subject to this program (“Vehicles”), and for Vehicles not leased from GECFS, provide all information reasonably requested by GECFS to perform this service.

B. Direct its employees to comply with all instructions contained in the Driver Guide or otherwise provided by GECFS to Customer.

C. Pay GECFS monthly, in advance, for each Vehicle subject to this program, a fee of $6.00.

D. Pay GECFS monthly, a sum equal to the aggregate of all invoices received by GECFS for goods, services and temporary rentals procured hereunder.

E. Pay GECFS a processing fee of $5.00 per invoice for vendors other than National Account vendors.

F. Utilize its best efforts to maximize National Account utilization.

III. Performance Guaranty

Definitions:

Guaranty Period. The 12-month period beginning with the first full calendar month in which Customer enrolls Vehicles in this program.

Documented Savings. Customer’s savings arising from use of National Account for maintenance (excludes temporary rentals and glass repair and replacement), avoidance of independent garage use, post warranty recovery, repair cost minimization including repair authorization negotiation and identification of alternative repair methods, elimination of unnecessary or repetittive repairs, and postponement of non-safety related repairs when a new vehicle is on order.

Eligible Vehicles. All cars and light trucks enrolled during the Guaranty Period except for any Vehicle 1) not actively using the program for maintenance, i.e. the cost of services (excludes temporary rentals and glass repair and replacement) performed and billed to GECFS during the Guaranty Period is less than $75 net of tax and/or 2) with respect to which services are performed and billed to GECFS by Customer and/or driver request without issuance of a work authorization by GECFS, i.e. GECFS does not participate in the determination of appropriate service and/or price negotiation.

Conditions: this Guaranty is contingent upon Customer 1) utilizing this program for the entire Guaranty period; 2) enrolling all cars and light duty trucks in its fleet as of the start date of this program; 3) maintaining at least 50 Vehicles on the program for the entire Guaranty Period 4) requiring its drivers to utilize the Driver Guide according to its intended use and to follow Fleet Operating Instructions for all maintenance or service related purchases; 5) at the start of this program, issuing a letter to each driver introducing the program with content mutually agreed by Customer and GECFS; and 6) achieving 65% National Account Utilization during the Guaranty Period.

National Account Utilization. Total dollar value of purchases from National Account Vendors in the Guaranty Period divided by total purchases.

Report. GECFS will provide Customer with a report of the Documented Savings for the Guaranty Period through an Annual Review.

General Provisions.

1. Term. The term of this Agreement shall be indefinite and may be terminated by either party upon 60 days written notice; provided however that Customer will remain responsible for all expenses and obligations incurred by GECFS on behalf of Customer and any purchases made by Customer notwithstanding any termination.

2. Payments. Time is of the essence. All charges are due and payable with 10 days of the date of invoice. In the event payments are received 20 days or more after the due date, late payments will be charged in the amount of the lesser of 1% or the highest legal interest rate, per month or fraction thereof. It is the intent of GECFS that it not receive directly or indirectly any amount in excess of that amount which may be legally paid. Any excess charges will be credited to Customer or, upon request, refunded. Customer shall carefully review each billing or other statement provided by GECFS. After the first anniversary of this Agreement, GECFS may modify its fees upon 30 days’ written notice. If Customer identifies any billing error, Customer will advise GECFS promptly and in such event, GECFS’ sole liability and Customer’s sole remedy shall be appropriate adjustments to Customer’s account. All charges are based on GECFS’ standard operating routines, computer system capabilities and existing business policy. Special services or handling requested by Customer are subject to separate charges.

3. Financial Information. Customer’s creditworthiness is a material condition to this Agreement. Customer agrees to provide GECFS with complete and accurate financial information reasonably requested by and satisfactory to GECFS each year this Agreement is in effect. Customer’s financial information will be filed with the Securities and Exchange Commission as required by applicable securities law. If Customer shall fail to make any payments or breach any covenants under any agreement Customer may have with GECFS or its affiliated companies or no longer be deemed creditworthy GECFS reserves the right to terminate this Agreement at any time. GECFS shall have the right to offset any amounts due to Customer against amounts due to GECFS and all rights and remedies available at law or in equity; all such rights and remedies to be cumulative and not exclusive.

4. Disclaimer. Customer agrees that: GECFS does not manufacture or distribute any of the goods and services purchased; has not made nor makes any representation or warranty, express or implied, with respect to any such goods or services including, but not limited to, merchantability or fitness for a particular purpose; and that Customer will look solely to the manufacturer or distributor of such goods and services. Customer hereby waives any and all claims, including product liability claims, against GECFS with respect to such goods and services.

5. Indemnity. Customer will indemnify and defend GECFS (including any of its affiliates) against any loss liability, or claim, directly or indirectly relating to the goods and services purchased. This indemnity is absolute and unconditional and includes claims of negligence, strict liability and breach of warranty, but does not extend to claims or liability arising from the gross negligence or willful misconduct of GECFS. This Indemnity will survive any termination o this Agreement. Customer shall bear all risk of late return or loss, theft or damage to any temporary rental vehicle.

6. Limitation of Damages. Except with respect to Customer’s obligations of Indemnity, each party agrees that; its sole and exclusive remedy for any matter or cause of action related directly or indirectly to this Agreement between Customer and GECFS shall be a contract action; damages shall be limited to actual and direct damages incurred; and no punitive, indirect or consequential damages will be claimed.

7. Miscellaneous. Customer shall not assign any interest in this Agreement to any party without the written consent of GECFS. Any such assignment shall not relieve Customer of its obligations. GECFS has the right to receive and retain rebates, discounts or other compensation directly or indirectly from manufacturers, suppliers or vendors with respect to goods and services purchased.

8. Modifications. This Agreement and any amendments contain the entire understanding of the parties and merges all oral understandings.

Customer may issue purchase orders related to the services for administrative convenience, but such purchase orders are subject to the terms and conditions of this Agreement and shall not amend or supplement it. Any modifications, changes or amendments may be made only in writing signed by GECFS and Customer. Failure of either party to enforce any right shall not be deemed a waiver of such right.

9. Related Entities. Any services provided under this agreement to any present or future affiliate of Customer, shall be within the terms and conditions of this Agreement and, if any such entity fails to perform, Customer guarantees performance.

10. Governing Law. This Agreement shall not be effective until executed by GECFS in Minnesota and shall, upon such execution, be deemed effective as of the Effective Date. The laws of the state of Minnesota shall govern all questions or disputes relating to the validity interpretation, performance, enforcement of effect of this Agreement, without regard to choice of law principle thereof.

11. Waiver of Jury Trial. Both parties to this Agreement waive any and all right to any trial by jury in any action or proceeding arising directly or indirectly hereunder.

PERFORMANCE GUARANTY: If Documented Savings on Eligible Vehicles for the Guaranty Period do not exceed the total program fees paid to GECFS for such Vehicles during the Guaranty period, GECFS will refund all monthly program fees for the Guaranty Period.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives:

INSPIRE PHARMACEUTICALS, INC. (Customer)

By:	/s/ Thomas R. Staab, II

Title:	CFO

(President, Vice President, Treasurer, or provide certificate of authority)

GE CAPITAL FLEET SERVICES (GECFS)

By:	/s/ Lynn Schaefer

Title:	Authorized Signatory

Effective Date: November 18, 2003

Form 114.9       10/2000

GE Capital Fleet Services	Fleet Management Solutions Agreement

This Fleet Management Solutions Agreement is entered into by and between Gelco Corporation, a Delaware corporation, doing business as GE Capital Fleet Services (“GECFS”), and the undersigned (“Customer”). If more than one party executes this Agreement as Customer, each shall be jointly and severally liable hereunder.

Customer desires GECFS to assume some or all of the activities associated with the day-to-day administration of its fleet of Vehicles. Customer remains responsible for establishing fleet policies and procedures.

I.	GECFS shall provide the services described below at the base fee, per Vehicle per month of $9.00.

•	CALL MANAGEMENT:

Toll-free phone number for driver calls concerning fleet policy.

•	ADMINISTRATIVE SUPPORT:

Vehicle Selector management, replacement planning, inventory management, value-added service program coordination, status reporting and vehicle disposition administration.

•	STRATEGIC MANAGEMENT:

Exception management; Productivity Support, Process Management, Policy Development; Activity Reporting and Recommendations.

Additional services requested by Customer from time to time will be subject to either a one-time charge or a monthly fee modifications as mutually agreed by the parties.

II.	Customer shall:

A.	Designate the Vehicles subject to this program (“Vehicles”), and for Vehicles that are not leased by GECFS to Customer, provide to GECFS all information requested by GECFS which is necessary to provide the services specified herein.

B.	Designate the employees of Customer and its subsidiaries and affiliated companies who drive the Vehicles and direct its employees to comply with all instructions from time to time reasonably issued by GECFS in connection with this program.

C.	Provide GECFS, if appropriate to the selected level of service, its fleet policies, procedures and operating parameters, and advise GECFS of any changes to the same.

D.	Designate the fleet administrator or other decision maker who has authority over Customer’s fleet.

E.	Provide GECFS with all information requested by GECFS that is reasonably required to provide the level of service.

F.	Pay GECFS monthly, in advance, for each Vehicle enrolled in this program, the base fee set forth above or as mutually agreed by the parties.

G.	If Customer requests training at its locations, Customer agrees to reimburse GECFS for its reasonable out of pocket costs incurred in providing such training.

General Provisions.

1. Term. The initial term of this Agreement shall be 12 months (“Minimum Term”) and thereafter shall be indefinite. After the Minimum Term, upon 60 days; written notice, this Agreement may be terminated by either party or GECFS may modify the fees herein, Customer agrees to pay a minimum of 12 months of fees for the number of Vehicles initially enrolled in this program.

2. Payment. Time is of the essence. All charges are due and payable within 10 days of the date of invoice. In the event payments are received 20 days or more after the due date, late payments will be charged in the amount of the lesser of 1% or the highest legal interest rate, per month or fraction thereof. It is the intent of GECFS that it not receive directly or indirectly any amount in excess of that amount which may be legally paid. Any excess charges will be credited to Customer or, upon request, refunded. Customer shall carefully review each billing or other statement provided by GECFS. If Customer identifies any billing error, Customer will advise GECFS promptly and such event, GECFS’ sole liability and Customer’s sole remedy shall be appropriate adjustments to Customer’s account. All charges are based on GECFS’ standard operating routines, computer system capabilities and existing business policy. Special services or handling requested by Customer are subject to separate charges.

3. Financial Information. Customer’s creditworthiness is a material condition to this Agreement. Customer agrees to provide GECFS with complete and accurate financial information reasonably requested by and satisfactory to GECFS each year this Agreement is in effect. Customer’s financial information will be filed with the Securities and Exchange Commission as required by applicable securities law. GECFS reserves the right to terminate this Agreement at any time should Customer fail to make any payments or breach any covenants under any agreement Customer may have with GECFS or its affiliated companies or no longer be deemed creditworthy.

4. Disclaimer. CUSTOMER AGREES THAT: NEITHER GECFS NOR WEX MANUFACTURES OR DISTRIBUTES ANY OF THE GOODS AND SERVICES PURCHASED WITH THE CARDS; NEITHER HAS MADE OR MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO ANY SUCH GOODS OR SERVICES INCLUDING, BUT NOT LIMITED TO, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; AND THAT CUSTOMER WILL LOOK SOLELY TO THE MANUFACTURER OR DISTRIBUTOR OF SUCH GOODS AND SERVICES. CUSTOMER HEREBY WAIVES ANY AND ALL CLAIMS, INCLUDING PRODUCT LIABILITY CLAIMS, AGAINST GECFS OR WEX WITH RESPECT TO SUCH GOODS AND SERVICES.

5. Indemnity. CUSTOMER WILL INDEMNIFY AND DEFEND GECFS (INCLUDING ANY OF ITS AFFILIATES) AGAINST ANY LOSS, LIABILITY, OR CLAIM, DIRECTLY OR INDIRECTLY RELATING TO THE GOODS AND SERVICES PURCHASED WITH THE CARDS. THIS INDEMNITY IS ABSOLUTE AND UNCONDITIONAL AND INCLUDES CLAIMS OF NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY, BUT DOES NOT EXTEND TO CLAIMS OR LIABILITY ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF GECFS. THIS INDEMNITY WILL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

6. No Consequential Damages. EXCEPT WITH RESPECT TO CUSTOMER’S OBLIGATIONS OF INDEMNITY HEREUNDER, EACH PARTY AGREES THAT: ITS SOLE AND EXCLUSIVE REMEDY FOR ANY MATTER OR CAUSE OF ACTION RELATED DIRECTLY OR INDIRECTLY TO THIS AGREEMENT BETWEEN CUSTOMER AND GECFS SHALL BE A CONTRACT ACTION; DAMAGES SHALL BE LIMITED TO ACTUAL AND DIRECT DAMAGES INCURRED; AND NO PUNITIVE OR CONSEQUENTIAL DAMAGES WILL BE CLAIMED.

7. Miscellaneous. Customer shall not assign any interest in this Agreement to any party without the written consent of GECFS. Any such consent shall not relieve Customer of its obligations hereunder, GECFS has the right to receive and retain rebates, discounts or other compensation directly or indirectly from manufacturers, suppliers or vendors with respect to goods and services purchased hereunder.

8. Modifications. This Agreement any amendments hereto contains the entire understanding of the parties and merges all oral understandings. Customer may issue purchase orders related to the services hereunder may for administrative convenience, but such purchase orders are subject to the terms and conditions of this Agreement and shall not amend or supplement it. Any modifications, changes or amendments may be made only in writing signed by GECFS and Customer. Failure of either party to enforce any right granted herein shall not be deemed a waiver of such right.

9. Related Entities. Any services provided under this Agreement to any present or future affiliate of Customer, shall be within the terms and conditions of this Agreement and, if any such entity fails to perform, Customer guarantees performance.

10. Governing Law. THIS AGREEMENT SHALL NOT BE EFFECTIVE UNTIL EXECUTED BY GECFS IN MINNESOTA AND SHALL, UPON SUCH EXECUTION, BE DEEMED EFFECTIVE AS OF THE EFFECTIVE DATE. THE LAWS OF THE STATE OF MINNESOTA SHALL GOVERN ALL QUESTIONS OR DISPUTES RELATING TO THE INTERPRETATION, PERFORMANCE, VALIDITY, ENFORCEMENT OR EFFECT OF THIS AGREEMENT, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES THEREOF.

11. Waiver of Jury Trial. BOTH PARTIES TO THIS AGREEMENT HEREBY WAIVE ANY AND ALL RIGHT TO ANY TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING DIRECTLY OR INDIRECTLY HEREUNDER.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives.

INSPIRE PHARMACEUTICALS, INC. (Customer)

By:	/s/ Thomas R. Staab, II

Title:	CFO
(President, Vice President, Treasurer, or provide certificate of authority)

GE CAPITAL FLEET SERVICES (GECFS)

By:	/s/ Lynn Schaefer

Title:	Authorized Signatory

Effective Date: November 18, 2003

Form 110.2	10/2001

GE Fleet Services	Personal Mileage Analysis Agreement

This Personal Mileage Analysis Agreement is entered into by and between Gelco Corporation, a Delaware corporation, doing business as GE Fleet Services (“GEFS”), and the undersigned (“Customer”). If more than one party executes this Agreement as Customer, each shall be jointly and severally liable hereunder.

In exchange for the mutual promises herein expressed, the parties agrees to perform according to the following terms and conditions:

I.	GEFS shall prepare and provide to Customer a Personal Mileage Analysis consisting of the following two reports (the “Reports”);

A.	Each March, June, September and November, based on information received from Customer no later than the 15th day of the preceding month and pertaining to information received year-to-date, a Quarterly Personal Mileage Report, for each Employee.

B.	In December, based on information received (including, but not limited to, any revised information that may be received) which pertains to the previous year of November 1st through October 31st, an Annual Personal Mileage Usage Report.

C.	If Customer utilizes GEFS’ standard form, provide mileage report forms to employees designated by Customer (“Employees”) together with Customer-prepared instructions relative to reporting of personal mileage and business mileage.

II.	Customer shall:

A.	Designate the Vehicles (“Vehicles”) subject to this program, and for those Vehicles that are not leased by GEFS to Customer, provide to GEFS all information requested by GEFS.

B.	Pay GEFS monthly a fee of $2.50 per Vehicle subject to this program.

C.	If Customer elects to provide its own mileage data without utilizing GEFS’ standard form, Customer shall provide such data to GEFS in the format, or manner specified by GEFS as being consistent with GEFS’ program requirements, and shall instruct Employees to report such personal mileage and business mileage in such format or manner.

D.	Provide to GEFS any other information necessary for GEFS to prepare the Reports.

E.	And hereby does, acknowledge that Customer is responsible for the maintenance and storage of Employee mileage logs necessary to satisfy appropriate tax authorities.

III.	General Provisions:

General Provisions.

1. Term. the initial term of this Agreement shall be a 12-month period approved by the IRS for personal mileage reporting and mutually agreed by the parties. This Addendum may be renewed for additional 12-month periods at the end of the initial term upon the mutual agreement of the parties. If Customer desires GEFS to prepare an Annual Personal Mileage Usage Report pertaining to a year which commenced prior to the effective date of this Addendum and if GEFS shall therefore be required to capture personal or business mileage data pertaining to periods prior to the effective date, GEFS and Customer shall separately negotiate how such data shall be captured and the fee(s) therefor.

2. Payment. Time is of the essence. All charges are due and payable within 10 days of the date of invoice. In the event payments are received 20 days or more after the due date, late payments will be charged in the amount of 1% or the highest legal interest rate, per month or fraction thereof. It is the intent of GEFS that it not receive directly or indirectly any amount in excess of that amount which may be legally paid. Any excess charges will be credited to Customer or, upon request, refunded. Customer shall carefully review each billing or other statement provided by GEFS. If Customer identifies any billing error, Customer will advise GEFS promptly and in such event, GEFS’ sole liability and Customer’s sole remedy shall be appropriate adjustments to Customer’s account. All charges are based on GEFS’ standard operating routines, computer system capabilities and existing business policy. Special services or handling requested by Customer are subject to separate charges.

3. Financial information. Customer’s creditworthiness is a material condition to this Agreement. Customer agrees to provide GEFS with complete and accurate financial information reasonably requested by and satisfactory to GEFS each year this Agreement is in effect. Customer’s financial information will be filed with the Securities and Exchange Commission as required by applicable securities law. GEFS reserves the right to terminate this agreement at any time should Customer fail to make any payments or breach any covenants under any agreement Customer may have with GEFS or its affiliated companies or no longer be deemed creditworthy.

5. Disclaimer. CUSTOMER ACKNOWLEDGES THAT THE REPORTS SHALL BE BASED SOLELY ON INFORMATION PROVIDED BY CUSTOMER OR CUSTOMER’S EMPLOYEES TO GEFS AND THAT GEFS HAS NOT MADE AND MAKES NO REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE ACCURACY OF THE REPORTS, OR TO THE COMPLIANCE OF THE REPORTS OR OF THE INFORMATION CONTAINED IN THE REPORTS WITH ANY FEDERAL, STATE OR LOCAL TAX OR OTHER STATUTE OR REGULATION. GEFS shall not be responsible for auditing the information contained in the mileage report forms or for comparing the information contained in the mileage report forms against any other information that may be available to GEFS. Customer agrees that GEFS may rely on the accuracy of such mileage report forms and prepare the Reports without inquiry relative to the information contained in the mileage report forms.

6. Indemnity. CUSTOMER WILL INDEMNIFY AND DEFEND GEFS (INCLUDING ANY OF ITS AFFILIATES) AGAINST ANY LOSS, LIABILITY, OR CLAIM, DIRECTLY OR INDIRECTLY RELATING TO THE SERVICES PROVIDED BY GEFS TO CUSTOMER PURSUANT TO THIS ADDENDUM REPORTS OR OF THE INFORMATION CONTAINED IN THE REPORTS. THIS INDEMNITY IS ABSOLUTE AND UNCONDITIONAL AND INCLUDES CLAIMS OF NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY, BUT DOES NOT EXTEND TO CLAIMS OR LIABILITY ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF GEFS. THIS INDEMNITY WILL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

7. No Consequential Damages. EXCEPT WITH RESPECT TO CUSTOMER’S OBLIGATIONS OF INDEMNITY HEREUNDER, EACH PARTY AGREES THAT: ITS SOLE AND EXCLUSIVE REMEDY FOR ANY MATTER OR CAUSE OF ACTION RELATED DIRECTLY OR INDIRECTLY TO THIS AGREEMENT BETWEEN CUSTOMER AND GEFS SHALL BE A CONTRACT ACTION; DAMAGES SHALL BE LIMITED TO ACTUAL AND DIRECT DAMAGES INCURRED; AND NO PUNITIVE OR CONSEQUENTIAL DAMAGES WILL BE CLAIMED.

8. Miscellaneous. Customer shall not assign any interest in this Agreement to any party without the written consent of GEFS. Any such consent shall not relieve Customer of its obligations hereunder. GEFS has the right to receive and retain rebates, discounts or other compensation directly or indirectly from manufacturers, suppliers or vendors with respect to goods and services purchased hereunder.

9. Modifications. This Agreement and any amendments hereto contains the entire understanding of the parties and merges all oral understandings. Customer may issue purchase orders related to the services hereunder may for administrative convenience, but such purchase orders are subject to the terms and conditions of this Agreement and shall not amend or supplement it. Any modifications, changes or amendments may be made only in writing signed by GEFS and Customer. Failure of either party to enforce any right granted herein shall not be deemed a waiver of such right.

10. Related Entities. Any services provided under this Agreement to any present or future affiliate of Customer, shall be within the terms and conditions of this Agreement and, if any such entity fails to perform, Customer guarantees performance.

11. Governing Law. THIS AGREEMENT SHALL NOT BE EFFECTIVE UNTIL EXECUTED BY GEFS IN MINNESOTA AND SHALL, UPON SUCH EXECUTION, BE DEEMED EFFECTIVE AS OF THE EFFECTIVE DATE. THE LAWS OF THE STATE OF MINNESOTA SHALL GOVERN ALL QUESTIONS OR DISPUTES RELATING TO THE INTERPRETATION, PERFORMANCE, VALIDITY, ENFORCEMENT OR EFFECT OF THIS AGREEMENT, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES THEREOF.

12. Waiver of Jury Trial. BOTH PARTIES TO THIS AGREEMENT HEREBY WAIVE ANY AND ALL RIGHT TO ANY TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING DIRECTLY OR INDIRECTLY HEREUNDER.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives.

Inspire Pharmaceuticals, Inc. (Customer)

By:	/s/ Thomas R. Staab, II

Title:	CFO
(President, Vice President, Treasurer, or provide certificate of authority)

GE Fleet Services (GEFS)

By:	/s/ Lynn Schaefer

Title:	Authorized Signatory

Effective Date: December 2, 2003